EXHIBIT (a)(19)

Advanced Semiconductor Engineering, Inc.

Tender Offer to Acquire Common Shares of Siliconware Precision Industries Co., Ltd.

Tender Offer Prospectus Amendment Comparision Table

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4. 779,000,000 shares (including numbers of Common Shares representing the outstanding ADSs of the Target Company) (the “Offer Cap”), representing 24.99% of the total issued and outstanding Common Shares of the Target Company as shown in the system of commercial and industry registration profile of the Department of Commerce, the Ministry of Economic Affairs (779,000,000 shares/3,116,361,139 shares≒24.99%) on the filing date. If the shares effectively tendered do not reach the aforesaid number but reach 155,818,056 shares (excluding ADSs of the Target Company) (representing 5% of the total issued and outstanding shares on the filing date, the “Minimum Shares”), the amount condition of this tender offer (the “ROC Offer”) will notwithstanding be satisfied. Under the circumstance that all the conditions of this ROC Offer are satisfied (including the number of the effective shares to be tendered has reached the Minimum Shares, and the relevant consent, approval, filing, application, registration and notice of or to the competent authorities has already been obtained or finished) and this ROC Offer is not legally suspended, the shares that the Purchaser acquires shall not exceed the Offer Cap; if the total number of shares (including the number of Common Shares representing the ADSs tendered) tendered exceeds the Offer Cap, the Purchaser will purchase from all the Offerees of Common Shares and ADSs with the same percentage.

4. 779,000,000 shares (including numbers of Common Shares representing the outstanding ADSs of the Target Company) (the “Offer Cap”), representing 24.99% of the total issued and outstanding Common Shares of the Target Company as shown in the system of commercial and industry registration profile of the Department of Commerce, the Ministry of Economic Affairs (779,000,000 shares/3,116,361,139 shares≒24.99%) on the filing date. If the shares effectively tendered do not reach the aforesaid number but reach 155,818,056 shares (excluding ADSs of the Target Company) (representing 5% of the total issued and outstanding shares on the filing date, the “Minimum Shares”), the amount condition of this tender offer (the “ROC Offer”) will notwithstanding be satisfied. Under the circumstance that all the conditions of this ROC Offer are satisfied (i.e., the number of the effective shares to be tendered has reached the Minimum Shares) and this ROC Offer is not legally suspended, the shares that the Purchaser acquires shall not exceed the Offer Cap; if the total number of shares (including the number of Common Shares representing the ADSs tendered) tendered exceeds the Offer Cap, the Purchaser will purchase from all the Offerees of Common Shares and ADSs with the same percentage based on the calculation method described below.
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2. Minimum and maximum number of securities to be acquired:

The number of securities to be acquired is 779,000,000 (including numbers of Common Shares representing the outstanding ADSs, the “Offer Cap”), representing 24.99% of the total issued and outstanding Common Shares of the Target Company as shown in the system of commercial and industry registration profile of the Department of Commerce, the Ministry of Economic Affairs (779,000,000 shares/3,116,361,139 shares≒24.99%) on the filing date. If the shares effectively tendered do not reach the aforesaid number but reach 155,818,056 shares (excluding ADSs of the Target Company) (representing 5% of the total issued and outstanding shares on the filing date, the “Minimum Shares”), the amount condition of this tender offer (the “ROC Offer”) will notwithstanding be satisfied. Under the circumstance that all the conditions of this ROC

2. Minimum and maximum number of securities to be acquired:

The number of securities to be acquired is 779,000,000 (including numbers of Common Shares representing the outstanding ADSs, the “Offer Cap”), representing 24.99% of the total issued and outstanding Common Shares of the Target Company as shown in the system of commercial and industry registration profile of the Department of Commerce, the Ministry of Economic Affairs (779,000,000 shares/3,116,361,139 shares≒24.99%) on the filing date. If the shares effectively tendered do not reach the aforesaid number but reach 155,818,056 shares (excluding ADSs of the Target Company) (representing 5% of the total issued and outstanding shares on the filing date, the “Minimum Shares”), the amount condition of this tender offer (the “ROC Offer”) will notwithstanding be satisfied. Under the circumstance that all the conditions of this ROC

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Offer are satisfied (including the number of the effective shares to be tendered has reached the Minimum Shares, and the relevant consent, approval, filing, application, registration and notice of or to the competent authorities has already been obtained or finished) and this ROC Offer is not legally suspended, the shares that the Purchaser acquires shall not exceed the Offer Cap; if the total number of shares (including the number of Common Shares representing the ADSs tendered) tendered exceeds the Offer Cap, the Purchaser will purchase from all the Offerees of Common Shares and ADSs with the same percentage.

Offer are satisfied (i.e., the number of the effective shares to be tendered has reached the Minimum Shares) and this ROC Offer is not legally suspended, the shares that the Purchaser acquires shall not exceed the Offer Cap; if the total number of shares (including the number of Common Shares representing the ADSs tendered) tendered exceeds the Offer Cap, the Purchaser will purchase from all the Offerees of Common Shares and ADSs with the same percentage based on the calculation method described below.
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6. Other important matters:

(3) Under the circumstance that all the conditions of this ROC Offer are satisfied and this ROC Offer is not legally suspended, if the number of shares tendered exceeds the Offer Cap, the Purchaser will purchase from all the Offerees with the same percentage.

6. Other important matters:

(3) Under the circumstance that all the conditions of this ROC Offer are satisfied and this ROC Offer is not legally suspended, if the number of shares tendered exceeds the Offer Cap, the Purchaser will purchase from all the Offerees of Common Shares and ADSs by applying the same proration factor based on the calculation method described below. The distribution method for Common Shares will be as follows: the Purchaser will purchase all Common Shares tendered by any shareholder tendering 1,000 or fewer Common Shares (including those represented by ADSs); in addition, the Purchaser will purchase 1,000 Common Shares (including those represented by ADSs); and thereafter, the Purchaser will purchase Common Shares, on a pro rata basis up to the Offer Cap (rounded down to the nearest whole Common Share) by applying a proration factor which takes into account the Offer Cap minus the aggregate number of Common Shares (including those represented by ADSs) purchased in the foregoing steps; the Purchaer will purchase additional shares up to the Offer Cap based on random selection.

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(6) The Offerees understand that the success of this ROC Offer depends on whether relevant terms and conditions are met, including but not limited, to the number of securities tendered, whether the Target Company has any significant change in its financial condition or business operations, whether relevant consent, approval, order or non-prohibition of the competent authorities or the matters which need to be filed to the competent authorities are obtained or completed in the prescribed period, and other matters which cannot be attributed to the Purchaser. If all the terms and conditions of this ROC Offer cannot be met before the completion of the tender offer period, or this ROC Offer is not approved, is prohibited from effectuating or the approval of which is revoked by the FSC or other competent authorities according to other laws and regulations, which therefore results in the failure of this ROC Offer, the Offerees should bear the risk of the failure of this ROC Offer and the market price fluctuation.

(6) The Offerees understand that the success of this ROC Offer depends on whether relevant terms and conditions are met, including but not limited to, the number of securities tendered, whether the Target Company has any significant change in its financial condition or business operations, and other matters which cannot be attributed to the Purchaser. If all the terms and conditions of this ROC Offer cannot be met before the completion of the tender offer period, or this ROC Offer is prohibited from effectuating by the FSC according to relevant laws and regulations, which therefore results in the failure of this ROC Offer, the Offerees should bear the risk of the failure of this ROC Offer and the market price fluctuation.

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IV. RISKS ASSOCIATED WITH PARTICIPATION IN THIS ROC OFFER:

1. Risks of participating in this ROC Offer

7) Number of shares tendered exceeds the Offer Cap:

If the number of shares (including the number of Common Shares representing the ADSs tendered) tendered is above the Offer Cap, the Purchaser shall purchase from all Offerees of Common Shares and ADSs with the same percentage.

8) The Offerees shall understand that the success of this ROC Offer depends on whether relevant terms and conditions are met, including, but not limited to, whether the number of shares tendered reaches the Minimum Shares, whether relevant consent, approval, order or non-prohibition of the competent authorities or the matters which need to be filed to the competent authorities are obtained or completed in the prescribed period, whether the Target Company undergoes any significant changes in financial condition or business operations, and other matters which cannot be attributed to the Purchaser. If all the terms and conditions of this ROC Offer cannot be met in full, or this ROC Offer is not approved, is prohibited from effectuating or the approval of which is revoked by the FSC or other competent authorities according to other laws and regulations, resulting in this ROC Offer not succeeding, the Offerees shall bear the risk of failure of this ROC Offer as well as the risk of market price fluctuation.

IV. RISKS ASSOCIATED WITH PARTICIPATION IN THIS ROC OFFER:

1. Risks of participating in this ROC Offer

7) Number of shares tendered exceeds the Offer Cap:

If the number of shares (including the number of Common Shares representing the ADSs tendered) tendered is above the Offer Cap, the Purchaser shall purchase from all Offerees of Common Shares and ADSs by applying the same proration factor based on the calculation method described below. The distribution method for Common Shares will be as follows: the Purchaser will purchase all Common Shares tendered by any shareholder tendering 1,000 or fewer Common Shares (including those represented by ADSs); in addition, the Purchaser will purchase 1,000 Common Shares (including those represented by ADSs); and thereafter, the Purchaser will purchase Common Shares, on a pro rata basis up to the Offer Cap (rounded down to the nearest whole Common Share) by applying a proration factor which takes into account the Offer Cap minus the aggregate number of Common Shares (including those represented by ADSs) purchased in the foregoing steps; the Purchaer will purchase additional shares up to the Offer Cap based on random selection.

8) The Offerees shall understand that the success of this ROC Offer depends on whether relevant terms and conditions are met, including, but not limited to, whether the number of shares tendered reaches the Minimum Shares, whether the Target Company undergoes any significant changes in financial condition or business operations, and other matters which cannot be attributed to the Purchaser. If all the terms and conditions of this ROC Offer cannot be met in full, or this ROC Offer is not approved, is prohibited from effectuating or the approval of which is revoked by the FSC or other competent authorities according to other laws and regulations, resulting in this ROC Offer not succeeding, the Offerees shall bear the risk of failure of this ROC Offer as well as the risk of market price fluctuation.

17	VIII. THE FOLLOWING MATTERS SHOULD BE INCLUDED IN THE OPERATION PLAN OF THE PURCHASER FOR THE TARGET COMPANY: 1. Purpose and plan to acquire the shares of the Target Company:	VIII. THE FOLLOWING MATTERS SHOULD BE INCLUDED IN THE OPERATION PLAN OF THE PURCHASER FOR THE TARGET COMPANY: 1. Purpose and plan to acquire the shares of the Target Company:

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☐ Continue operating the business of the Target Company, and content of the plan:

The purpose of the Purchaser acquiring equity interest in the Target Company through tender offer is to seek for establishment of the basis and opportunity for exploration of possible avenues of cooperation between the Purchaser and the Target Company. Until such time, the acquisition of equity interest in the Target Company by the Purchaser through tender offer is purely a financial investment, and the Purchaser will not intervene in the Target Company operation.

☐     Continue operating the business of the Target Company, and content of the plan:

In the face of intensifying global competition and rising of new contenders, the drive for consolidation of the semiconductor industry is becoming increasingly apparent. The purpose of the Purchaser investing in equity interest of the Target Company (including Common Shares and ADSs of the Target Company) through tender offer is to establish the basis and opportunity for exploration of possible aveunes of cooperation between the Purchaser and the Target Company, in order to further improve the competitive advantange of the industry. Until such time as such avenues of cooperation are discussed with the Target Company, the acquisition of equity interest in the Target Company by the Purchaser through tender offer is purely a financial investment, and the Purchaser will not intervene in the Target Company operation. As the Target Company reported stable operating performance, the Purchaser expects that this investment will yield long-term, stable return.

21	Comparison of methods, principles or calculations used in determining the price of this ROC Offer with internationally accepted market price approach, cost approach and discounted cash flow approach:

According to the background case and evaluation purpose of this case, this opinion uses market approach as the primary evaluation method, taking the recent market transaction price of SPIL, share price ratio of SPIL and the aforementioned industry peers, and price-earnings ratio as the basis for measurement to determine the fair offer price range.

The income approach requires using the Company’s estimates for future cash flow, which involves relatively more hypothetical items, has relatively high uncertainty and is not as objective as other methods, and therefore is not used.

The cost approach is not appropriate for evaluation in consideration of SPIL’s operating model and asset structure, and therefore is not used.

Comparison of methods, principles or calculations used in determining the price of this ROC Offer with internationally accepted market price approach, cost approach and discounted cash flow approach:

According to the background case and evaluation purpose of this case, this opinion uses market approach as the primary evaluation method, taking the recent market transaction price of SPIL, share price ratio of SPIL and the industry peers, and price-earnings ratio as the basis for measurement to determine the fair offer price range.

The income approach requires using the Company’s estimates for future cash flow, which involves relatively more hypothetical items, has relatively high uncertainty and is not as objective as other methods, and therefore is not used.

The cost approach is not appropriate for evaluation in consideration of SPIL’s operating model and asset structure, and therefore is not used.

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X. OTHER MATERIAL INFORMATION AND EXPLANATION:

As the outstanding ADSs of SPIL are listed on the NASDAQ, pursuant to relevant US laws, at the same time as conducting the ROC Offer on Common Shares of SPIL pursuant to Taiwan laws, the Schedule TO - tender offer statement shall also be submitted to the U.S. Securities and Exchange Commission, and shall also have tender offer on the outstanding ADSs of SPIL (the “US Offer”) at the same conditions with the ROC Offer.

Relevant conditions of the US Offer as follows:

X. OTHER MATERIAL INFORMATION AND EXPLANATION:

As the outstanding ADSs of SPIL are listed on the NASDAQ, pursuant to relevant US laws, at the same time as conducting the ROC Offer on Common Shares of SPIL pursuant to Taiwan laws, the Schedule TO - tender offer statement shall also be submitted to the U.S. Securities and Exchange Commission (“SEC”), and shall also have tender offer on the outstanding ADSs of SPIL and Common Shares of SPIL held by U.S. holders (the “US Offer”) at the same conditions with the ROC Offer. US Offer documents filed by the Purchaser with the SEC can be viewed at the SEC website.

Relevant conditions of the US Offer as follows:

	Type of securities to be acquired:	ADSs of SPIL	Type of securities to be acquired:	ADSs of SPIL and Common Shares of SPIL held by U.S. holders
Number of securities to be acquired:

Maximum numbers of acquiring: Total number of shares tendered not to exceed Offer Cap of 779,000,000 shares (including number of Common Shares representing the ADSs tendered and number of Common Shares tendered)

Minimum numbers of acquiring: 155,818,056 Common Shares acquired in the ROC Offer (not including number of Common Shares representing ADSs of the Target Company; representing 5% of the total issued and outstanding shares on the filing date).

If the total number of shares (including the number of Common Shares representing the ADSs tendered) tendered exceeds the Offer Cap, the Purchaser will purchase from all the Offerees of Common Shares and ADSs with the same percentage.

Number of securities to be acquired:

Maximum numbers of acquiring: Total number of shares tendered not to exceed Offer Cap of 779,000,000 shares (including number of Common Shares representing the ADSs tendered and number of Common Shares tendered)

Minimum numbers of acquiring: 155,818,056 Common Shares acquired in the ROC Offer (not including number of Common Shares representing ADSs of the Target Company; representing 5% of the total issued and outstanding shares on the filing date).

If the total number of shares (including the number of Common Shares representing the ADSs tendered) tendered exceeds the Offer Cap, the Purchaser will purchase from all the Offerees of Common Shares and ADSs with the same percentage based on the calculation method as described therein.

	Tender offer period:	From 12:01 a.m. of August 24, 2015 (New York time) to 12:00 p.m. September 22, 2015 (New York time)	Tender offer period:	From 12:01 a.m. of August 24, 2015 (New York time) to 1:30 a.m. September 22, 2015 (New York time)